SUB-ITEM 77Q1 (E)

Amendment to Investment Advisory Agreement

An Amendment effective August 1, 2017, to the Investment Advisory Agreement, dated September 26, 2012, by and between MFS Series Trust VII, on behalf of its series MFS Equity Income Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 59 to the Registration Statement for MFS Series Trust VII (File Nos.2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.